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Aaidebook & OnTime ITS

Most service businesses are drowning in disconnected tools, paper time sheets, and broken workflows. We built one system that unifies hiring, scheduling, time tracking, and billing so field teams run smoothly and owners finally scale without chaos.


OnTime
Business and Workforce
Management Softw
Manage hiring, onboarding, scheduling, time tracking,
compliance, visit notes, and billing all in one system.
Home Care
Staffing Firms
Adult Day Care
Workforce Management
An Aaidebook Company

Invest

$99 minimum investment

DEADLINE: June 26, 2026

in 2 months

SHARE PRICE

$1

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$0

VALUATION THIS ROUND

$4,958,243

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

EARLY BIRD DISCOUNT

Investors who participate in the offering on or before May 4, 2026 at 9:00am EST will receive a 20% early bird discount and be able to invest at a purchase price of $1.00 per share; and investors who participate in the offering after May 4, 2026 at 9:00am EST will invest at a purchase price of $1.25 per share.

INTRODUCTION

We were running a growing home care agency with a few hundred employees and millions in revenue. From the outside, it looked successful. But internally, our systems were outdated. Paper time sheets, disconnected tools, manual payroll processes. The business was expanding, but our infrastructure wasn't keeping up.

But one day, a caregiver came into my office upset. She had dropped off her paper time sheet after the payroll cutoff. It was a simple mistake, but she was skipped in payroll. She had her child's birthday party coming up and was depending on that check.

That moment made it clear. This wasn't a people problem. It was a systems problem.

So we started doing something about it by replacing paper time sheets with a mobile app. Then we connected scheduling, onboarding, documentation, and billing. What began as a fix became a platform.

Our mission now is to help service business owners build systems that support growth instead of slowing it down.

DEAL HIGHLIGHTS

- Delivered **thousands of hours** of direct home care services
- **Secured contract with VNSNY**, a leading MLTC provider in New York
- **100+ companies registered** and **using** the platform
- Clients range from **startups to agencies** with 100+ employees
- **Fully built system:** ATS, scheduling, patient records, time tracking, billing
- Proven **product market fit** with **strong mid-market retention**

PROBLEM

Running a service-based business where most of your employees work in the field is a hard. As an owner you need to manage your team at a distance and keep everything aligned.

Home care agencies, staffing firms, adult day programs, childcare centers, plumbers, electricians, housekeeping companies. Different industries, same structure. Workers are dispatched to remote locations. They check in. They complete a task. They document what they did. That documentation determines payroll, billing, compliance, and whether the business gets paid.

But behind the scenes, many of these companies are held together by disconnected systems.

Scheduling in one tool. Hiring in another. Paper time sheets. Spreadsheets. Billing and compliance managed separately. Owners spend their days reconciling errors instead of building the business.

When systems don't talk to each other, small mistakes ripple outward. A late time sheet delays payroll. A missing signature delays billing. An incomplete record creates compliance risk. These are not rare events. They are daily friction points.

There are millions of service-oriented businesses operating this way in the United States alone. Many are profitable, growing, and essential to their communities. But they are forced to operate on infrastructure that was never designed for field-based work.

The demand is there. The people are there. The clients are there. The systems are what break.

And when systems break, real employees, real families, and real business owners feel it.

That is the problem we set out to solve.

SOLUTION

We built a unified operating platform for service-based businesses with field employees.

Our web-based system, supported by a mobile app, connects application tracking, employee HR management, scheduling, time and attendance, client and service administration, and invoice management into one seamless environment.

Field staff check in and document work in real time. Administrators oversee hiring, schedules, compliance, and billing from a single dashboard. Everything lives in one system.

Fewer connection points mean fewer points of failure. Greater visibility means stronger oversight. Aligned systems mean fewer operational surprises.

This platform was born from experience.

After a caregiver missed payroll because a paper time sheet was submitted after the cutoff, it became clear that the issue was not the employee. It was the infrastructure. Manual processes and disconnected tools create unnecessary risk.

So we replaced paper with real-time mobile tracking. Then we connected the rest of the workflow around it.

The result is a system designed to prevent avoidable mistakes, reduce administrative strain, and give service business owners the clarity they need to scale.


OnTime
Employee Search


OnTime
Open to Schedule


OnTime
Task Checklist
Duties List
Required Tasks
Service Plan
Appetite
Good
No
Poor
Housekeeping
Please Mark Any Additional Tasks
Additional Task 1
Additional Task 2
Additional Task 3
SUBMIT


OnTime
Punch-In
Punch-Out
Punch In
Current Time
00:00 AM
Punch In






9:30
Duties List
Required Tasks
Service Plan
Appetite
Good
No
Poor
Housekeeping
Please Mark Any Additional Tasks
Additional Task 1
Additional Task 2
Additional Task 3
Additional Task 4
Please Add Your Visit Notes (If Any)
Visit Notes
SUBMIT


9:30
Punch In
Current Time
00:00 AM
Punch In

BUSINESS MODEL

We operate a dual revenue model: B2B software and direct service delivery.

B2B – Software Subscription

Our primary growth focus is licensing our software platform to service-based business owners.

Customers subscribe monthly based on operational scale. Pricing tiers are designed for:

- Startups
- Growth-stage companies
- Enterprise clients with 50+ employees

Subscription fees are based on the number of active employees or the number of clients serviced within a given month. As our customers grow, revenue scales with them.

This creates recurring monthly revenue aligned with client expansion.

B2C – Direct Home Care Services

In addition to licensing software, we operate a home care agency that provides direct patient services. We deliver hourly care to elderly and chronically ill clients. Revenue is generated through:

- Government programs
- Managed long-term care contracts
- Insurance reimbursement
- Private pay clients

This gives us firsthand operational insight into the challenges our software customers face, while also generating service-based revenue.

Our model combines recurring SaaS income with real-world service operations, aligning technology infrastructure with the realities of the businesses we support.

MARKET

We operate across two large and growing markets: service-business software infrastructure (B2B) and home care services (B2C).

B2B – Service-Based Business Software

The United States has approximately 5.9 million employer firms, according to the U.S. Census Bureau's Annual Business Survey.

A significant portion of these operate in service-providing industries that rely on field employees, remote job sites, scheduling, documentation, and billing workflows.

Our bottom-up model, based on conservative assumptions for service-based companies within this universe and our current pricing structure, represents an estimated $3.7 billion annual addressable software opportunity in the U.S. alone.

This includes healthcare service providers, staffing firms, and home service operators such as plumbing, electrical, landscaping, and cleaning companies.

B2C – U.S. Home Care Market

The home care industry represents a large and expanding market driven by demographic trends.

According to the Centers for Medicare & Medicaid Services (CMS):

- National health expenditures continue to rise, with long-term care and home health services representing a significant and growing component.
- The aging U.S. population is accelerating demand for in-home care services.

Industry research estimates the U.S. home care market at approximately $120+ billion annually, supported by increasing longevity and preference for aging in place.

The combination of demographic growth and service delivery complexity creates both strong demand for care and strong demand for better operational infrastructure.

TEAM

Our leadership team combines deep industry experience, technical expertise, and workforce development capability.



Karl Pierre

Chief Executive Officer

With over 25 years in medical staffing and home care, Karl has built and scaled multimillion-dollar service operations. His experience operating in highly regulated healthcare environments provides direct insight into the infrastructure challenges service businesses face. He leads company vision, strategy, and industry execution.



Laura Velasco

Chief of Human Resources

Laura brings over 10 years of experience in home care administration, personnel compliance, recruiting, benefits coordination, and team development. She specializes in building scalable workforce systems, strengthening compliance structures, and developing strong organizational culture within service-based businesses.



Sam Rajan
Chief Technology Officer

Sam is a 15-year software engineer and architecture specialist with expertise in AWS and secure system infrastructure. He has worked extensively in FinTech, maintaining high-security, enterprise-grade systems. He leads platform architecture, security, and product innovation.

Leadership Strength: This combination allows us to operate, innovate, and scale with discipline.

Together, the team brings:

- Operational oversight rooted in real-world industry experience
- Technical expertise to build and maintain secure, scalable software
- Human resource leadership to recruit, develop, and retain top talent

INVESTOR INVITATION

Investing in us is not just about software. We believe it is about strengthening the backbone of the service economy.

Across the country, business owners are working long hours trying to provide care, support families, and serve their communities. Many of them are operating on systems that make their jobs harder than they need to be. When their infrastructure improves, their businesses become more stable, more efficient, and more capable of delivering high-quality services.

For home care agencies and other service providers, better systems mean caregivers get paid accurately and on time. It means documentation is cleaner. It means families receive more consistent, dependable care.

Behind every service business are real people. Elderly parents. Chronically ill patients. Hardworking employees supporting their own families. When operational systems improve, their daily experiences improve too.

By supporting this company, you are helping build tools that allow service-based businesses to operate with clarity, accountability, and stronger oversight.

USE OF PROCEEDS

If the offering's maximum amount of $617,500 is raised:

Use	Value	% of Proceeds
General Operations	$100,000	16.2%
Marketing & Sales	$427,500	69.2%
Fundraising	$59,743	9.7%
Intermediary fees	$30,258	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Aaidebook Holdings Inc dba Aaidebook & OnTime ITS. This offering must reach its target of at least $10,000 by its offering deadline of June 26, 2026 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

5,575,743 shares
× $1 per share

$5,575,743 implied valuation

FINANCIALS

Aaidebook & OnTime ITS's official name is Aaidebook Holdings Inc, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Aaidebook & OnTime ITS has presented in any webinars during the offering period, you may access them here

- Website
- LinkedIn

UPDATES

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